EXHIBIT 99.11(A)

                         CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone State Tax Free Fund - Series II
(formerly Keystone America State Tax Free Fund - Series II)

         We consent to the use of our report dated January 5, 1996, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.


                            /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP


Boston, Massachusetts
January 30, 1996